Exhibit 99.1

FOR IMMEDIATE RELEASE

GMS Announces Upsize and Pricing of Senior Notes Offering

TUCKER, Ga., April 15, 2021 / (BUSINESS WIRE) / – GYP Holdings III Corp. (the “Company”), an indirect wholly-owned subsidiary of GMS Inc. (NYSE: GMS) (“GMS”), today announced that it has upsized and priced a private offering of $350.0 million aggregate principal amount of senior notes due 2029 (the “Senior Notes”) in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), representing an increase of $50.0 million in aggregate principal amount from the previously announced proposed offering size. The Senior Notes will bear interest at an annual rate of 4.625%. The Senior Notes will be issued at par. The Company expects to close the offering on or about April 22, 2021, subject to the satisfaction of customary closing conditions.

The Senior Notes will be senior unsecured obligations of the Company. The Senior Notes will be guaranteed by GYP Holdings II Corp., the Company’s direct parent company and a direct subsidiary of GMS, and the Company’s future direct and indirect domestic subsidiaries that guarantee obligations under the Company’s senior secured term loan facility and ABL credit facility.

The Company estimates that the net proceeds from this offering will be approximately $345.0 million, after deducting the initial purchasers’ discount and other transaction related costs. The net proceeds from the offering will be used to repay a portion of the Company’s outstanding borrowings under its senior secured term loan facility.

The Senior Notes and the related guarantees are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act and, outside the United States, to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Senior Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About GMS Inc.

GMS operates a network of more than 265 distribution centers across the United States and Canada. GMS’s extensive product offering of wallboard, suspended ceilings systems, or ceilings, and complementary construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

Forward-Looking Statements

Any statements of GMS’s or the Company’s expectations in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to those regarding the offering and the use of proceeds therefrom, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from GMS’s or the Company’s present expectations.  These risks and uncertainties include, but are not limited to, market conditions affecting the offering.  Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and neither GMS nor the Company undertakes any obligation to update such statements, except as required by law.  Additional information regarding these and other risks is contained in GMS’s filings with the Securities and Exchange Commission.

Contact Information:

Leslie H. Kratcoski

Vice President, Investor Relations

Phone: 770-723-3306

Email: ir@gms.com

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